SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 27, 2020

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-16810894
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N., Suite 150, Maple Grove, MN 55369

(Address of principal executive offices)

(952) 345-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	NSYS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Sale and Leaseback

On August 27, 2020, Nortech Systems Incorporated (the “Company”) completed a sale and leaseback transaction with Essjay Investment Company, LLC through its affiliated companies Essjay Bemidji Holdings, LLC and Essjay Mankato Holdings, LLC(“Essjay”) relating to the Company’s manufacturing facilities in Bemidji, Minnesota and Mankato, Minnesota for aggregate net proceeds of approximately $6.0 million. Company entered into a lease agreement for the Bemidji, Minnesota facility and the Mankato, Minnesota facility for an initial 15-year term, with multiple 5-year renewal options.

The Company intends to use net proceeds to pay down debt, provide additional liquidity for initiatives and strengthen the Company’s financial position.

Fourth Amendment to Loan and Security Agreement and Consent

On August 27, 2020, the Company and Bank of America, N.A. (“BofA”) entered in the Fourth Amendment to Loan and Security Agreement and Consent. Pursuant to this amendment, the parties have agreed, among other things, to permit the Company to consummate the sale and leaseback transactions with Essjay for our Bemidji and Mankato facilities with net proceeds therefrom to be used for payment on our line of credit arrangement and term note. Pursuant to its terms, the Company has the ability to continue to utilize its line of credit arrangement.

Item 9.01 Financial Statements and Exhibits

10.1 10.2 10.3

Lease Agreement for Bemidji facility between the Company and Essjay Bemidji Holdings, LLC

Lease Agreement for Mankato facility between Company and Essjay Mankato Holdings, LLC

Fourth Amendment to Loan and Security Agreement and Consent

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2020

Nortech Systems Incorporated
(Registrant)

/s/ Alan K. Nordstrom
Alan K. Nordstrom, Acting CFO and Corporate Controller

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